UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2023

Medicus Sciences Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40068	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

152 West 57th Street, Floor 20 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 259-8400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value	MSAC	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share for $11.50 per share	MSACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 11, 2023, Medicus Sciences Acquisition Corp. (“Medicus” or the “Company”), received a notice (the “Notice”) of failure to satisfy a continued listing standard from Nasdaq under Listing Rules 5620 (a) and 5810(c)(2)(G). The Notice indicated that the Company failed to hold an annual meeting of shareholders within the required twelve-month period for the fiscal year ended December 31, 2022. Under the Listing Rules, the Company has 45 calendar days to submit a plan to regain compliance. If that plan is accepted, Medicus may be granted up to 180 calendar days from the fiscal year end, or until June 29, 2023, to regain compliance. Failure to regain compliance with standards for continued listing would result in the ultimate de-listing of the Company’s Class A ordinary shares, ticker symbol “MSAC”, from Nasdaq. Because it is unlikely Medicus will be able to complete a business combination before its completion deadline of February 18, 2023, the Company intends to liquidate promptly after the deadline and therefore will not submit a plan of compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICUS SCIENCES ACQUISITION CORP.

Dated: January 18, 2023	By:	/s/ Michael Castor
	Name:	Michael Castor
	Title:	Chief Executive Officer